                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): January 29, 2001



                          TRANSOCEAN SEDCO FOREX INC.
             (Exact name of registrant as specified in its charter)



          CAYMAN ISLANDS                  333-75899                 N/A

  (State or other jurisdiction           (Commission          (I.R.S. Employer
of incorporation or organization)        File Number)        Identification No.)



                                4 GREENWAY PLAZA
                              HOUSTON, TEXAS 77046
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 232-7500

     The registrant is filing this Current Report on Form 8-K/A to include pro forma financial information required by Item 7(b) of Form 8-K and to include disclosure set forth below under Item 5. Certain information previously included under Item 5 of this Form 8-K has been deleted because it has been superseded by disclosure in the registrant's Annual Report on Form 10-K for the year ended December 31, 2000 or included below under Item 5.

ITEM 2.    ACQUISITION OR DISPOSITIONS OF ASSETS.

     On January 31, 2001 at 11:15 a.m. Houston time (the "Effective Time"), Transocean Sedco Forex Inc. (the "Company") completed its merger with R&B Falcon Corporation ("R&B Falcon"). Under the terms of an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 19, 2000 among Transocean, Transocean Holdings Inc., a direct wholly owned subsidiary of the Company ("Sub"), TSF Delaware Inc., a direct wholly owned subsidiary of Sub ("Merger Sub"), and R&B Falcon, Merger Sub merged (the "Merger") with and into R&B Falcon, with R&B Falcon surviving as a direct wholly owned subsidiary of Sub.
At an extraordinary general meeting of shareholders held on December 12, 2000, the Company's shareholders approved, among other things, the issuance of ordinary shares of the Company required to consummate the Merger.

     As a result of the Merger, each share of R&B Falcon's common stock, par value $0.01 per share (the "R&B Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares owned by R&B Falcon, any wholly owned subsidiary of R&B Falcon, the Company, Sub or Merger Sub) has been converted into the right to receive 0.5 newly issued ordinary shares, par value $0.01 per share, of the Company (the "Company Ordinary Shares"). In the aggregate, the Company issued 106,061,595 Company Ordinary Shares in exchange for the issued and outstanding shares of R&B Falcon Common Stock and assumed warrants and options exercisable for approximately 13.2 million Company Ordinary Shares. The exchange ratio of 0.5 Company Ordinary Shares for each share of R&B Falcon Common Stock was determined by arm's-length negotiations between the Company and R&B Falcon. The Company will account for the Merger using the purchase method of accounting.

     R&B Falcon is a provider of marine contract drilling and ancillary services on a worldwide basis. R&B Falcon provides the equipment and personnel for drilling wells and conducting workover operations on wells in marine environments and on land. R&B Falcon possesses experience in deepwater drilling, U.S. and international shallow-water drilling, inland barge drilling, land drilling, marine services and turnkey drilling. At the Effective Time, R&B Falcon owned, had partial ownership interests in, operated or had under construction more than 100 mobile offshore drilling units, inland barges and other assets utilized in the support of offshore drilling activities, including 10 semisubmersible drilling rigs (one of which is under construction), 10 drillships and 42 jackup drilling rigs. Except for the planned phase out of turnkey operations and the planned sale of the land and barge drilling business in Venezuela, the Company expects to continue to use R&B Falcon's assets in substantially the same manner in its worldwide offshore contracting business.

     There were no material relationships between the Company and R&B Falcon prior to the consummation of the Merger. In accordance with the terms of the Merger Agreement, at the Effective Time, Charles A. Donabedian, Paul B. Loyd, Jr. and Richard A. Pattarozzi, who previously served on the R&B Falcon Board of Directors, became members of the Board of Directors of the Company, and Mr. Loyd entered into a consulting agreement with R&B Falcon.

     On January 29, 2001, the Company issued a press release (the "January 29 Press Release") announcing January 31, 2001 as the date of the closing of the Merger and the election of the three new directors. The January 29 Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     On January 31, 2001, the Company issued a press release (the "January 31 Press Release") announcing the completion of the Merger. The January 31 Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.    OTHER EVENTS.

     At the extraordinary general meeting of shareholders held on December 12, 2000, the Company's shareholders approved the increase of the authorized ordinary share capital of the Company from 300,000,000 to 800,000,000, the amendment of the Company's Memorandum and Articles of Association to increase the maximum size of the Board of Directors to 13 persons and make updating and other clarifying changes, the amendment of the Company's Long-Term Incentive Plan to, among other things, increase the number of ordinary shares reserved for issuance under the plan from 13,300,000 to 19,500,000 and the amendment of the Company's Employee Stock Purchase Plan to increase the number of ordinary shares reserved for issuance under the plan from 750,000 to 1,500,000. The Memorandum of Association and Articles of Association, as so amended, are filed as Exhibit
3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

     The Company noted on a January 30, 2001 conference call that 2001 is expected to have a weak start. In particular, the first quarter is expected to be very weak with projected earnings in the range of break-even to $0.05 a share. The Company expects that the second quarter will start to see significant strengthening and the second half of the year should be much stronger.

     Interest and capitalized interest for 2001 is expected to be approximately $300 million and $25 million, respectively. Depreciation and amortization for 2001 is expected to be approximately $630 million for 2001 for the combined company.

     In March 2001, a production facility located offshore Brazil sank in approximately 5,000 feet of water resulting in loss of life and equipment and the release of hydrocarbons into the water. The Company had no ownership interest in this production facility, but does have 15 rigs working in Brazil including two rigs working in the same field as this facility was located. There can be no assurance that this event will not result in delays or other changes in the development or exploration efforts offshore Brazil or other areas and thereby affect the Company's operations.

     In accordance with Regulation FD, information is being furnished below in connection with presentations by officers of the Company:

     The Company's current leverage target is a debt to total capital ratio of 20 percent. The Company's current criteria for newbuilds are an 80 percent or greater return from the firm portion of the associated drilling contract and no contract cancellation or penalty provisions. The

Company currently expects to receive between $400 and $500 million in proceeds from the disposition of assets during 2001, including the disposition of its land and barge drilling business in Venezuela, although these sales will be dependent upon the realization of an acceptable sale price. The actual proceeds may differ substantially from those expectations and the Company may decide to discontinue its sales efforts. The Company currently estimates that its capital expenditures will be between $500 and $600 million in 2001 and approximately $200 million (representing expected maintenance capital expenditures) in 2002, 2003 and 2004, respectively.

     The Company also estimates that its newbuild rigs which commenced operations during 2000 or are expected to commence operations during 2001 will, once all are working, generate incremental operating income of $320 million on an annualized basis compared with 2000, assuming a 95 percent utilization rate and based on anticipated rig operating costs, which would translate into an additional $0.76 of basic earnings per share assuming an effective tax rate of 25 percent. There can be no assurances that the Company will actually achieve such utilization or tax rates or incur the expected levels of operating costs.

     The Company stated during the January 30, 2001 investor conference call that it expected earnings per share for 2001 to be 125 percent to 200 percent higher than 2000 actual earnings per share reported by Transocean Sedco Forex, resulting in prospective earnings per share during 2001 from $1.33 to $1.78. The Company cited certain risks and uncertainties that could impact actual earnings for 2001. These risks and uncertainties included, among other things, the increased unpredictability resulting from the absence at that time of a Transocean Sedco Forex and R&B Falcon combined company budget, the scheduled delivery of four remaining new construction projects and the anticipated rate of improvement in certain offshore drilling markets.

     The Company's expectations regarding earnings per share for 2001 have evolved since the January 31, 2001 investor conference call due to a number of developments. These developments include the completion of a post-merger budget with conformed accounting policies reflecting higher than expected offshore drilling unit repair and maintenance costs, previously announced delays in expected deliveries of its newbuild rigs, the impact of the contract cancellation on the newly constructed semisubmersible rig Sedco Express by a unit of TotalFinaElf, slower than expected recovery in the semisubmersible market in Southeast Asia, the current commitment to firm contracts of only approximately 50 percent of the Company's remaining fleet days in 2001 and the phase-out of our turnkey operations. Due to these developments, the Company currently expects 2001 earnings per share to be at the low end of the $1.33 to $1.78 range communicated in January 2001.

     The statements described in this report and made in the press releases that are not historical facts are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements to the effect that the Company or management "anticipates," "believes," "budgets," "estimates," "expects," "forecasts," "intends," "plans," "predicts," or "projects" a particular result or course of events, or that such result or course of events "could," "might," "may" or "should" occur, and similar expressions, are also intended to identify forward-looking statements. Forward-looking statements described above and made in the press releases include, but are not limited to, statements involving expected earnings and other financial results for the first quarter of 2001, for the full year 2001 and for other periods, future maintenance and capital expenditures, interest and capitalized interest, depreciation and amortization, shipyard and downtime, future market conditions, the timing and cost of completion of capital projects, U.K. and Asian markets, use of acquired assets, 2001 rig downtime and shipyard time, newbuilds (including the timing of delivery), expected day rates, possible assignments, outlook for the oil and gas industry, customer spending levels and extensions, leverage target, newbuild criteria, sale proceeds and expectations with regard to outlook. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, demand for offshore rigs, competition and market conditions in the contract drilling industry, actions and approvals of third parties, the Company's ability to successfully integrate the operations of acquired businesses, delays or cost overruns on construction projects and possible cancellation of drilling contracts as a result of delays or performance, outcome of ongoing discussions regarding newbuilds, work stoppages, the Company's ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, political and other uncertainties inherent in non-U.S. operations (including exchange and currency fluctuations), the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors described above and discussed in the Company's Form 10-K for the year ended December 31, 2000, Proxy Statement/Prospectus dated October 30, 2000 and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

     Drilling rig status and contract information on the Company's offshore drilling fleet has been condensed into a report entitled "Monthly Fleet Update" and is available through the Company's website at www.deepwater.com. The report is located in the investor resources segment of the site. The report will also be available through a free monthly email distribution. To be added to the email distribution, please contact Jeffrey L. Chastain, Vice President of Investor Relations and Communications, at jchastain@deepwater.com or at fax number 713-232-7031.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

          The audited financial statements of R&B Falcon required by Item 7(a) of Form 8-K are incorporated herein by reference to R&B Falcon's Annual Report on Form 10-K for the year ended December 31, 2000.

     (b) Pro Forma Financial Information.

          The pro forma financial information required by Item 7(b) of Form 8-K is as set forth below:

HOW WE PREPARED THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The balance sheet data assume the merger was completed on December 31, 2000 and the operating results data assume the merger was completed on January 1, 2000.

     If Transocean Sedco Forex had merged with R&B Falcon on the dates assumed in the pro forma combined financial statements, Transocean Sedco Forex might have performed differently. You should not rely on the pro forma combined financial information as an indication of the financial position or results of operations that Transocean Sedco Forex would have achieved had the merger taken place earlier or of the future financial position or results of operations that Transocean Sedco Forex will achieve after the merger.

     Transocean Sedco Forex prepared the pro forma combined financial information using the purchase method of accounting, with Transocean Sedco Forex treated as the acquiror. As a result, the assets and liabilities of R&B Falcon are recorded at their preliminary estimated fair values at the date of merger, with the excess of the purchase price over the sum of these fair values recorded as goodwill. The preliminary estimates of fair values are subject to change. Reclassifications were made to historical amounts of R&B Falcon with no effect on net income to conform the pro forma presentation.

     The Transocean Sedco Forex unaudited condensed pro forma combined financial statements reflect a total purchase price of $6.7 billion, which was calculated using the number of Transocean Sedco Forex ordinary shares issued in the merger and an average closing price of Transocean Sedco Forex ordinary shares for a period immediately before and after August 21, 2000, the date the merger was announced, plus direct merger costs and expenses and the fair value of R&B Falcon's stock options and warrants at the pro forma balance sheet date, which were assumed by Transocean Sedco Forex.

TRANSACTION-RELATED EXPENSES

     Transocean Sedco Forex incurred fees and expenses totaling approximately $28 million in connection with the merger and it has included these costs in calculating the purchase price. After the merger, Transocean Sedco Forex will incur additional charges and expenses relating to restructuring and integrating the operations of R&B Falcon and Transocean Sedco Forex, the amount of which has not yet been determined. The pro forma information has not been adjusted for these additional charges and expenses or for estimated general and administrative expense savings and operational efficiencies that may be realized as a result of the merger.

                          TRANSOCEAN SEDCO FOREX INC.

              UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                            As of December 31, 2000

                                                       Historical                              Pro Forma
                                         ------------------------------------------------------------------------------
                                               Transocean                        Adjustments(1)              Combined
                                              Sedco Forex         R&B Falcon
                                         -------------------      ----------     --------------           -------------
                                                                      (amounts in millions)
Cash and Cash Equivalents................           $   34.5        $  358.0         $      -               $   392.5
Accounts Receivable......................              295.9           288.3                -                   584.2
Other Current Assets.....................              117.7           113.6             (0.8)       (1a)       230.5
                                                    --------        --------         --------               ---------
     Total Current Assets................              448.1           759.9             (0.8)                1,207.2
                                                    --------        --------         --------               ---------
Property and Equipment, net..............            4,695.0         3,798.0            297.1        (1b)     8,790.1
Goodwill, net............................            1,037.9            85.5          5,385.3        (1c)     6,508.7
Other Assets.............................              177.8           151.8            (81.8)       (1d)       247.8
                                                    --------        --------         --------               ---------
      Total Assets.......................           $6,358.8        $4,795.2         $5,599.8               $16,753.8
                                                    ========        ========         ========               =========

Current Liabilities......................           $  495.2        $  320.6         $   90.0        (1e)   $   905.8
Long-Term Obligations....................            1,430.3         2,891.8            314.2        (1f)     4,636.3
Deferred Taxes and Other Credits.........              425.5           125.5            (20.5)       (1g)       530.5
Minority Interest........................                3.7            81.8            (50.6)       (1h)        34.9
Shareholders' Equity.....................            4,004.1         1,375.5          5,266.7        (1i)   10,646.3
                                                    --------        --------         --------               ---------
    Total Liabilities And Shareholders'
     Equity                                         $6,358.8        $4,795.2         $5,599.8               $16,753.8
                                                    ========        ========         ========               =========

   See Notes to the Transocean Sedco Forex Inc. Unaudited Condensed Pro Forma
                         Combined Financial Statements.

                          TRANSOCEAN SEDCO FOREX INC.

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2000

                                                  Historical                                     Pro Forma
                                       -----------------------------     -------------------------------------------------------
                                                                                                     Eliminate
                                                                                                     Results of
                                          Transocean          R&B                                      Marine
                                          Sedco Forex       Falcon        Adjustments(1)            Business (2)        Combined
                                       --------------      --------      ---------------            ------------        --------
                                                                 (in millions, except per share amounts)
Operating Revenues.....................      $1,229.5      $1,052.1           $   ---                   $(31.4)         $2,250.2

Costs and Expense
   Operating and Maintenance...........         812.6         749.1                --                    (25.8)          1,535.9
   Depreciation and Amortization.......         259.5         189.9             228.2      (1j)          (10.1)            667.5
   General and Administrative..........          42.1          61.3              (4.1)     (1k)           (5.4)             93.9
   Merger Expenses.....................            --           6.1              (6.1)     (1l)             --                --
                                             --------      --------           -------                   ------          --------
Total Costs and Expenses...............       1,114.2       1,006.4             218.0                    (41.3)          2,297.3
                                             --------      --------           -------                   ------          --------

Gain from Sale of Assets...............          17.8         176.8                --                       --             194.6
                                             --------      --------           -------                   ------          --------

Operating Income.......................         133.1         222.5            (218.0)                     9.9             147.5

Other Income (Expense), net............          11.3        (203.0)             50.7      (1m)            1.5            (139.5)
                                             --------      --------           -------                   ------          --------

Income (Loss) From Continuing
 Operations Before Taxes...............         144.4          19.5            (167.3)                    11.4               8.0

Income Tax Expense.....................          36.7          48.8             (11.8)     (1n)            4.0              77.7
Minority Interest......................           0.6          28.7              (5.2)     (1o)             --              24.1
                                             --------      --------           -------                   ------          --------
Income (Loss) From Continuing
 Operations Before Extraordinary Items.         107.1         (58.0)           (150.3)                     7.4             (93.8)

Dividends and Accretion on Preferred
 Shares................................            --         206.8                --                       --             206.8
                                             --------      --------           -------                   ------          --------
Income (Loss) From Continuing
 Operations Before Extraordinary Items
 Applicable to Ordinary Shareholders...      $  107.1      $ (264.8)          $(150.3)                  $  7.4          $ (300.6)
                                             ========      ========           =======                   ======          ========

Income (Loss) From Continuing
 Operations Before Extraordinary Items
 Per Share Applicable to Ordinary
 Shareholders
   Basic...............................      $   0.51      $  (1.35)                                                    $  (0.95)
                                             ========      ========                                                     ========
   Diluted.............................      $   0.50      $  (1.35)                                                    $  (0.95)
                                             ========      ========                                                     ========
Weighted Average Shares Outstanding
   Basic...............................         210.4         196.6             106.1      (3a)                            316.5
   Diluted.............................         211.7         196.6             104.8      (3b)                            316.5

   See Notes to the Transocean Sedco Forex Inc. Unaudited Condensed Pro Forma
                         Combined Financial Statements.

                          TRANSOCEAN SEDCO FOREX INC.

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

 (amounts in millions, except per share amounts or unless otherwise indicated)

(1) A summary of the pro forma adjustments to effect the merger is as follows:

   (a) Other current assets - Represents the adjustment needed to record R&B Falcon's other current assets at estimated fair value at the date of the merger.

   (b) Property and equipment, net -- Represents the adjustment needed to record R&B Falcon's property and equipment at preliminary estimated fair value at the date of the merger and to reflect the disposition of R&B Falcon's marine business assets, which were disposed of in connection with the closing of the merger.

   (c) Goodwill -- The merger has been accounted for under the purchase method of accounting, with Transocean Sedco Forex treated as the acquiror. The adjusted pro forma goodwill amount includes the excess purchase price over the preliminary estimated fair values of R&B Falcon's assets and liabilities (see Note (1i)). The goodwill calculation assumes a purchase price of $6.7 billion calculated using the number of Transocean Sedco Forex ordinary shares issued in the merger and a $57.2313 per share average closing price of Transocean Sedco Forex ordinary shares for a period immediately before and after August 21, 2000, the date the merger was announced, plus direct merger costs and expenses and the estimated fair value of R&B Falcon's stock options and warrants, which were assumed by Transocean Sedco Forex. The calculated purchase price is for accounting purposes only and is not indicative of the price at which Transocean Sedco Forex ordinary shares traded immediately before the completion of the merger or the value of Transocean Sedco Forex ordinary shares received by common shareholders of R&B Falcon in connection with the merger. The recording of goodwill and the associated amortization period of 40 years are supported by the nature of the offshore drilling industry, long-lived drilling equipment and the long-standing relationships with core customers.

   (d) Other assets -- A reconciliation of the pro forma adjustment to other assets is as follows:

Fair value adjustment of R&B Falcon's deferred debt issue
 costs..........................................................   $(44.3)
Fair value of note received upon disposal of marine business
 (see Note (2)).................................................     80.0
Eliminate Transocean Sedco Forex's investment in Arcade
 Drilling.......................................................    (77.2)
Fair value adjustment of R&B Falcon's other deferred charges,
 net............................................................    (40.3)
                                                                   ------
      Total pro forma adjustment to other assets................   $(81.8)
                                                                   ======

                          TRANSOCEAN SEDCO FOREX INC.

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                   COMBINED FINANCIAL STATEMENTS - CONTINUED

 (amounts in millions, except per share amounts or unless otherwise indicated)

   (e) Current liabilities -- A reconciliation of the pro forma adjustment to current liabilities is as follows:

Effect of change of control provisions in R&B Falcon's
 benefit plans..................................................    $42.7
Fees payable associated with the merger.........................     34.5
Costs directly related to the issuance of Transocean Sedco Forex
 ordinary shares................................................     12.8
                                                                    -----
    Total pro forma adjustment to current liabilities...........    $90.0
                                                                    =====

   (f) Long-term obligations -- Represents the adjustment needed to record R&B Falcon's fixed rate debt at estimated fair value at the date of the merger.

   (g) Deferred taxes and other credits -- Represents the adjustment to deferred tax liabilities for the net effect of the pro forma adjustments ($(1.1) million) and fair value adjustments of R&B Falcon's other deferred credits, net ($(19.4) million).

   (h) Minority interest - Represents the elimination of R&B Falcon's historical minority interest related to the portion of Arcade Drilling owned by Transocean Sedco Forex.

   (i) Shareholders' equity -- Represents the difference between the purchase price (see Note 1(c)) and the book value of the net assets of R&B Falcon at the pro forma balance sheet date, less $12.8 million of estimated costs to issue shares.

The purchase price has been allocated based upon the estimated fair values of R&B Falcon assets and liabilities at the closing date of the merger. For purposes of the Unaudited Condensed Pro Forma Combined Financial Statements, the purchase price has been allocated as follows:

Historical net book value of R&B Falcon.........................    $1,375.5
Fair value adjustment of property and equipment, net............       297.1
Effect of change of control provisions in benefit  plans........       (42.7)
Fair value of additional liabilities associated with the merger.       (34.5)
Fair value adjustment of investment in unconsolidated affiliates
 and minority interest, net.....................................       (26.6)
Fair value adjustment of defined benefit plans, net.............        (6.0)
Fair value of deferred credits..................................        20.9
Deferred income tax effect of pro forma adjustments, net........         1.1
Fair value adjustment of fixed rate debt........................      (314.2)
Fair value adjustment of deferred debt issue costs..............       (44.3)
Fair value adjustment of other deferred charges, net............       (35.8)
Fair value adjustment of other current assets...................        (0.8)
Fair value adjustment of note received upon disposal of marine
 business.......................................................        80.0
Adjustment to goodwill..........................................     5,385.3
                                                                    --------
     Total purchase price.......................................    $6,655.0
                                                                    ========

                          TRANSOCEAN SEDCO FOREX INC.

                     NOTES TO UNAUDITED CONDENSED PRO FORMA
                   COMBINED FINANCIAL STATEMENTS - CONTINUED

 (amounts in millions, except per share amounts or unless otherwise indicated)

     (j) Depreciation and amortization -- A reconciliation of the pro forma adjustment to depreciation and amortization is as follows:

Additional depreciation resulting from the adjustment to fair value of R&B Falcon's property and equipment and conforming
 depreciable lives and salvage values............................    $ 93.6
Amortization of goodwill resulting from the merger over a
 40-year estimated life. See Note (1c)...........................     134.6
                                                                     ------
   Total pro forma adjustment to depreciation and amortization...    $228.2
                                                                     ======

     (k) General and administrative -- Represents adjustments resulting from the fair value adjustments of R&B Falcon's defined benefit pension plans, other post retirement benefit plans and the early vesting of restricted stock.

     (l) Merger costs -- Represents adjustments to merger costs incurred by R&B Falcon in 2000.

     (m) Other income (expense), net -- A reconciliation of the pro forma adjustment to other income (expense), net is as follows:

Adjustment to interest expense resulting from the fair
 value adjustment of R&B Falcon's fixed rate debt...............     $54.8
Elimination of historical Transocean Sedco Forex equity in
 earnings of Arcade Drilling....................................      (4.1)
                                                                     -----
  Total pro forma adjustment to other income (expense), net.....     $50.7
                                                                     =====

     (n) Income tax expense -- Represents the incremental benefit from U.S. income taxes related to pro forma adjustments. The amortization of goodwill is assumed to be nondeductible for tax purposes.

     (o) Minority interest -- Represents the elimination of the portion of R&B Falcon's minority interest relating to Arcade Drilling owned by Transocean Sedco Forex.

(2) Represents the elimination of the results of operations of R&B Falcon's marine support vessel business which was disposed of in connection with the closing of the merger.

(3)  Net income (loss) per share applicable to ordinary/common shareholders:

     (a) Basic -- The adjustment to pro forma basic weighted average shares outstanding represents the total Transocean Sedco Forex shares issued to R&B Falcon's common shareholders in the merger.

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

     (b) Diluted --For the year ended December 31, 2000, diluted net loss per share is the same as basic net loss per share.

     (C)  EXHIBITS.

     The following exhibits are filed herewith:

     *2.1 Agreement and Plan of Merger dated as of August 19, 2000 by and among Transocean Sedco Forex Inc., Transocean Holdings Inc., TSF Delaware Inc. and R&B Falcon Corporation (incorporated by reference to Annex A to the joint proxy statement/prospectus dated October 30, 2000 included in a 424(b)(3) prospectus filed by the Company on November 1, 2000).

     *3.1 Memorandum of Association of Transocean Sedco Forex Inc. (incorporated by reference to Annex E to the joint proxy statement/prospectus dated October 30, 2000 included in a 424(b)(3) prospectus filed by the Company on November 1, 2000).

     *3.2 Articles of Association of Transocean Sedco Forex Inc. (incorporated by reference to Annex F to the joint proxy statement/prospectus dated October 30, 2000 included in a 424(b)(3) prospectus filed by the Company on November 1, 2000).

     +23.1  Consent of Arthur Andersen LLP.

    **99.1  Press Release dated January 29, 2001.

    **99.2  Press Release dated January 31, 2001.
    -------------
     +    Filed herewith.
     *    Incorporated by reference as indicated.
     **   Filed previously.

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

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    TRANSOCEAN SEDCO FOREX INC.



Date: March 22, 2001                By:    /s/ ERIC B. BROWN
                                         ----------------------------------
                                         Eric B. Brown
                                         Senior Vice President, General
                                         Counsel and Corporate Secretary

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